                                                                    EXHIBIT 5.02
                                                                    ------------

                     Winthrop, Stimson, Putnam & Roberts
                           One Battery Park Plaza
                          New York, New York 10004
                               (212) 858-1000



                               October 24, 2000

ONI Systems Corp.
166 Baypointe Parkway
San Jose, California 95134-1621

Ladies and Gentlemen:

     We have acted as special New York counsel for ONI Systems Corp., a Delaware corporation (the "Company"), in connection with the filing pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act") by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the issuance of an aggregate public offering price of up to $57,500,000 of the Company's 5% Convertible Subordinated Notes due October 15, 2005 (the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee").

     In so acting, we have reviewed the Registration Statement and the form of the Indenture filed as Exhibit 4.16 to the Company's Registration Statement on Form S-1 (File No. 333-46784), including the form of Note contained therein. In connection with the foregoing, we have made such other inquiries and investigations of law as we have deemed necessary or appropriate as a basis for this opinion. In such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of all such documents and all documents submitted to us as original documents. As to questions of fact material to this opinion, we have relied upon our review of the documents referred to above and the accuracy and completeness of the information set forth or incorporated by reference in the Registration Statement. We have undertaken no independent investigation or verification of factual matters related to this opinion.

     Based upon the foregoing and on the assumptions, and subject to the qualifications, set forth herein, we are of the opinion that, assuming (i) the applicable provisions of the Securities Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and the securities or "blue sky" laws of various states shall have been complied with, (ii) the Indenture, including any supplemental indenture thereto under which any Notes will be issued, shall have been duly authorized, executed and delivered by the parties thereto, (iii) the terms of such Notes shall have been established in accordance with (a) the Indenture, as supplemented by any such supplemental indenture, and
(b) the resolutions of the Board of Directors of the Company authorizing the creation, issuance and sale of such Notes, and (iv) such Notes shall have been duly authorized, executed and authenticated in accordance with the terms of the Indenture and delivered against the consideration therefore set forth in the underwriting agreement relating to the Notes, such Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws of general application relating to or affecting creditors' rights, by general principles of equity (regardless of whether considered in a proceeding at law or in equity), and by an implied covenant of good faith, fair dealing and reasonableness, and such Notes will be entitled to the benefits of the Indenture.

     We express no opinion as to the shares of common stock of the Company issuable upon conversion of the Notes.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus or incorporated by reference in, and constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                         Very truly yours,


                         /s/ WINTHROP, STIMSON, PUTNAM & ROBERTS

                                      2